Exhibit 99.1

For investor inquiries:	For press inquiries:
John Mills, ICR	Katie Brazel, Fleishman-Hillard
for Alimera Sciences	for Alimera Sciences
310-954-1105	404-739-0150
John.Mills@ICRINC.com	Katie.Brazel@fleishman.com

ALIMERA SCIENCES REPORTS FOURTH QUARTER 2012 FINANCIAL RESULTS

Company to Begin Generating Revenue in Second Quarter of 2013

Alimera Will Host a Conference Call at 4:30 PM ET Today

ATLANTA, GA, March 21, 2013 — Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the fourth quarter ended December 31, 2012.

“We are about to begin the commercial launch of ILUVIEN®. Product is in our European warehouse, and our distribution channels and commercial infrastructure are well positioned,” said Dan Myers, president and chief executive officer of Alimera Sciences. “The training of our sales force has been completed and our teams are currently on the ground in Germany and the UK driving demand for ILUVIEN. We will begin shipping as soon as we receive a required acceptance from the Medicine and Health products Regulatory Agency, on the intended commercial batch size. Based on the increasing positive feedback we continue to receive, we believe that ophthalmologists in Europe are eager to prescribe ILUVIEN for their chronic DME patients who are considered insufficiently responsive to available therapies.”

Market Access Update

On January 23, 2013, Alimera announced that it had received final published guidance from the UK’s National Institute of Health and Clinical Excellence (NICE), indicating that ILUVIEN is not a cost-effective treatment for chronic diabetic macular edema (DME) considered insufficiently responsive to available therapies. In response to this, Alimera submitted a simple patient access scheme (PAS) for ILUVIEN to the Patient Access Schemes Liaison Unit. The PAS has been agreed to by the UK’s Department of Health and is now under consideration by NICE for inclusion in its rapid review facility. Under this facility, the Appraisal Committee at NICE is expected to assess the impact of the ILUVIEN PAS on ILUVIEN's cost effectiveness and determine whether an update to the recently published final guidance is warranted.

“The interaction with NICE is proceeding as we expected and we believe that the ILUVIEN PAS could result in a change in NICE guidance,” said Mr. Myers. “In both Germany and the UK we have added experienced resources to address market access challenges that other ophthalmology companies have similarly had to navigate.”

FDA Update

Alimera intends to resubmit its New Drug Application for ILUVIEN to the U.S. Food and Drug Administration (FDA) by the end of March.  Using data from Alimera’s two previously completed pivotal Phase III clinical trials (FAME™ Study), the resubmission will focus on the safety aspects of ILUVIEN and the population of patients with chronic DME, the same group for which marketing approval for ILUVIEN has been granted in various EU countries. Alimera will communicate any new PDUFA date once it is known.

Fourth Quarter 2012 Financial Results

Research and development expenses for the fourth quarter of 2012 increased to $2.3 million, compared to $1.4 million for the fourth quarter of 2011. The increase was primarily attributable to the preparation of the resubmission of the NDA for ILUVIEN with the U.S. FDA expected in the first quarter of 2013.

For the full year ended December 31, 2012, research and development expenses increased to $7.9 million, compared to $7.1 million for the full year 2011.

General and administrative expenses in the fourth quarter of 2012 were $2.1 million, compared to $1.4 million in the fourth quarter of 2011. The increase was primarily attributable to infrastructure build in Europe in preparation for the launch of ILUVIEN in 2013.

Marketing expenses in the fourth quarter of 2012 were $3.8 million, compared to $3.1 million for the fourth quarter of 2011. The increase was primarily attributable to the preparation for the planned launch of ILUVIEN in Europe in 2013.

Net loss for the fourth quarter ended December 31, 2012 was $5.3 million, or $(0.17) per common share, compared with a net loss of $6.1 million, or $(0.19) per common share, for the quarter ended December 31, 2011. Net loss per share was based on 31,524,004 weighted average shares outstanding for the fourth quarter of 2012 and 31,421,395 weighted average shares outstanding for the fourth quarter of 2011.

As of December 31, 2012, Alimera had cash, cash equivalents and investments of $49.6 million, compared to $33.6 million as of December 31, 2011.

Conference Call to be Held Today

Alimera will hold a conference call today at 4:30 PM ET to discuss these results and provide regulatory and commercial updates. The conference call will be hosted by Dan Myers, president and chief executive officer, and Rick Eiswirth, chief operating officer and chief financial officer.

To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (international). A live webcast will be available on the Investor Relations section of the corporate website at www.alimerasciences.com.

A replay of the conference call will be available beginning March 21, 2013 at 7:30 P.M. ET and ending on March 28, 2013 by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), Conference ID Number: 19269391. A replay of the webcast will be available on the corporate website for one week, through March 28, 2013.

About Alimera Sciences, Inc.
Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently, Alimera is focused on diseases affecting the back of the eye, or retina. Its primary product, ILUVIEN, is an intravitreal implant containing fluocinolone acetonide (FAc), a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease.
Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera's commercial plans for ILUVIEN in Germany, the UK and France. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the EU, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the SEC. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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Income Statement
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)

RESEARCH AND DEVELOPMENT EXPENSES	$2,299	$1,368	$7,935	$7,100
GENERAL AND ADMINISTRATIVE EXPENSES	2,087	1,376	6,575	6,203
MARKETING EXPENSES	3,825	3,066	7,529	8,104

OPERATING EXPENSES	8,211	5,810	22,039	21,407

INTEREST AND OTHER INCOME	2	1	5	16
INTEREST EXPENSE	(163)	(262)	(795)	(1,125)
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	3,083	—	3,083	—

NET LOSS	$(5,289)	$(6,071)	$(19,746)	$(22,516)

NET LOSS PER SHARE APPLICABLE TO COMMON SHAREHOLDERS - Basic and diluted	$(0.17)	$(0.19)	$(0.63)	$(0.72)

WEIGHTED - AVERAGE SHARES OUTSTANDING - Basic and diluted	31,524,004	31,421,395	31,462,120	31,362,574

Balance Sheet
(in thousands)

	December 31, 2012	December 31, 2011
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$49,564	$33,108
Investments	—	500
Inventory	719	—
Prepaid expenses and other current assets	2,029	692
Deferred financing costs	95	201
Total current assets	52,407	34,501

PROPERTY AND EQUIPMENT, NET	114	197

TOTAL ASSETS	$52,521	$34,698

CURRENT LIABILITIES:
Accounts payable	1,973	1,948
Accrued expenses	1,179	1,638
Outsourced services payable	2,616	658
Note payable - net of issuance costs	2,273	2,462
Capital lease obligations	6	12
Derivative Warrant liability	4,418	—

Total current liabilities	12,465	6,718

LONG-TERM LIABILITIES:
Note payable - less current portion	703	2,868
Other long-term liabilities	209	134

SHAREHOLDERS EQUITY:
PREFERRED STOCK
Series A Convertible Preferred Stock	32,045	—
STOCKHOLDER'S DEFICIT:
Common stock	315	314
Additional paid-in capital	237,485	235,619
Common stock warrants	415	415
Accumulated deficit	(231,116)	(211,370)
TOTAL STOCKHOLDERS EQUITY	39,144	24,978

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$52,521	$34,698